EXHIBIT 10.62

Contract No.: HXZL-ZZ-2019166

Financial Leasing Contract

(direct leasing)

Lessor: Huaxia Financial Leasing Co., Ltd. (hereinafter referred to as “Lessor”)

Legal representative: Ren Yongguang

Address: Room A-413, Financial Center, No. 36 Changhong Road, Kunming Economic and Technological Development Zone, Yunnan Province

Lessee: Xingren County Almaden New Energy Co., Ltd. (hereinafter referred to as "Lessee")

Legal representative: Zhou Feng

Address: 3-4, Unit 20, Chengbei Renhe Homeland, Xingren County, Southwest Guizhou Autonomous Prefecture, Guizhou Province

Mailing address: [3-4, Unit 20, Chengbei Renhe Homeland, Xingren County, Southwest Guizhou Autonomous Prefecture, Guizhou Province]

Contact number: [13636304829]

Email: [None]

Place of signing: Xicheng District, Beijing

Date of signing: [October] [       ], 2019

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Whereas:

The Lessee intends to enter into a financing lease with the Lessor for the purpose of leasing, retaining and ultimately acquiring the ownership of all the assets purchased, constructed and used for Xingren County Luchuying 30MWP Agricultural PV Power Plant Project located in Southwest Guizhou Autonomous Prefecture, Guizhou Province (hereinafter referred to as “Project”), including PV power plant facilities and structures

The Lessee and Solarmax Technology (Jiangsu) Co., Ltd. (hereinafter referred to as “Seller”) have signed “Xingren County Luchuying 30MWP Agricultural PV Power Plant Project Contract” (contranct No.: SMX-JSZH-2019-035) and related annexes (hereinafter referred to as "Equipment Procurement Contract").

According to the Equipment Procurement Contract, the Seller shall procure, supply and install the facilities, structures and PV modules and other movable Equipment used in the Project, and the Lessee obtains from the Seller the ownership of PV power plant facilities, PV modules and other movable Equipment, structures and other assets of the power plant in accordance with the terms and conditions of the Equipment Procurement Contract.

According to the financing arrangement between the Lessor and the Lessee, the Lessee, Lessor and Seller signed Agreement on the Transfer of Rights and Obligations (contract No.: HXZL-ZZ-2019166-006) and related annexes (hereinafter referred to as " Agreement on the Transfer of Rights and Obligations") on [October] [ ], [2019]

Upon friendly negotiation, the Lessor and the Lessee have signed this financial leasing contract (hereinafter referred to as “Contract”) on the basis of equality, voluntariness and mutual benefit, which shall be binding upon the parties hereto.

The Lessor and the Lessee are collectively referred to as the “Parties”, individually referred to as a “Party”.

Clause 1 Definition

Unless otherwise agreed in this Contract, the terms hereunder shall have the following meanings:

1.1 “Contract” means the main text the Contract, Lease Schedule, “Pre-lease Interest/Grace Period Interest/Rent Payment Form” and related annexes under this financial leasing transaction.

1.2 “Lease Agreement” means the financial leasing of the Lease Items under the Lease Schedule specified by the main text the Contract, Lease Schedule, “Pre-lease Interest/Grace Period Interest/Rent Payment Form” and other related annexes.

1.3 “Lessor” means the lessor who participates in the financial leasing transaction hereunder, namely Huaxia Financial Leasing Co., Ltd.

1.4 “Lessee” means the lessee participating in the financial leasing transaction hereunder, as specified in the cover and signature page of this Contract.

1.5 “Lease Schedule” means the schedule setting out the specific conditions and trading elements of the leasing transaction hereunder. The Lease Schedule specifies the details of the Lease Items, the Lease Term, the Rent, payment terms and other contents that need to be supplemented. In the event of a conflict between the main text of this Contract and the Lease Schedule, the later shall prevail.

1.6 “Pre-lease Interest/Grace Period Interest/Rent Schedule” means the payment estimate forms specifying the estimated Rent, Pre-lease Interest, Grace Period Interest, estimated repayment date and other transaction information; the estimated Rent, Pre-lease Interest and Grace Period Interest are calculated based on Lease Commencement Date and financing amount agreed upon by both Parties unddr this Contract. Please see the Lease Schedule for Pre-lease Interest/Grace Period Interest/Rent Schedule.

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1.7 “Pre-lease Interest/Grace Period Interest/Rent Payment Form” means the Pre-lease Interest/Grace Period Interest/Rent Payment Form issued to the Lessee specifying the actual Rent amount and Rent, Pe-lease Interest, and Grace Period Interest payment deadline, which are calculated according to financing amount and actual payment date of the Lease Item Purchase Price, after the Lessor pays the first Lease Item Purchase Price according to the Agreement on the Transfer of Rights and Obligations. Where there is an inconsistency between the Pre-lease Interest/Grace Period Interest/Rent Schedule and the Pre-lease Interest/Grace Period Interest/Rent Payment Form, the later shall prevail.

1.8 “Equipment” means all the assets including facilities and structures used in the Xingren County Luchuying 30MWP Agricultural PV Power Plant Project under the the Equipment Procurement Contract signed between the Lessee and the Seller, which are accepted by the Lessor according to the Agreement on the Transfer of Rights and Obligations. For details of Equipment, please refer to the List of Lease Items under the Agreement on the Transfer of Rights and Obligations.

1.9 “Lease Item” means all the assets used in the Xingren County Luchuying 30MWP Agricultural PV Power Plant Project purchased by the Lessor from the Seller and leased to the Lessee, including PV power plant facilities, its replacements, components, add-ons, parts and updates, as well as structures. The specific details of the Lease Items shall be subject to the “Lease Item Acceptance Confirmation” issued by the Lessee.

1.10 “Lease Commencement Date” means the date when the Lessor starts to charge the Lessee the Grace Period Interest/lease loan principal and interest. Unless otherwise agreed in this Contract, the Lease Commencement Date is the date of acceptance specified by the Lessee in the Lease Item Acceptance Confirmation or the latest Lease Commencement Date set out in the Lease Schedule.

1.11 “Payment Date” means the date on which the Lessee pays the Rent and other payables to the Lessor. Specifically, it is subject to the Lease Agreement

1.12 “Financing Period” means the period from the date on which the Lessor pays the Lease Item Purchase Price to the expiration of the period during which the Lessee leases the Lease Items under the Lease Agreement.

1.13 “Lease Term” means the period from the Lease Commencement Date hereunder to the expiration of the period during which the Lessee leases the Lease Items under the Lease Agreement.

1.14 “Pre-lease Period” means the period from the date on which the Lessor pays the first Lease Item Purchase Price to the Lease Commencement Date. During the Pre-lease Period, the Lessee only pays the Lease Loan Interest and does not pay the Lease Loan Principal.

1.15 “Grace Period” means the period from the Lease Commencement Date hereunder to the date on which the Lessor starts to charge the Lease Loan Principal as stipulated in the Lease Schedule. During the Grace Period, the Lessee only pays the Lease Loan Interest and does not pay the Lease Loan Principal.

1.16 “Contract Term” means the period from the date of signing of the Contract to the date on which the obligations hereunder have been fulfilled completely.

1.17 “Rent” means the consideration paid by the Lessee to the Lessor for the Lease Items in accordance with this Contract, including the Lease Loan Principal and the Lease Loan Interest. Specifically, it is subject to the Lease Agreement.

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1.18 “Lease Loan Principal” means the Lease Item Purchase Price paid by the Lessor to the Seller as agreed in the Lease Agreement, which is the financing amount actually provided to the Lessee. The specific amount is subject to the Lease Agreement

1.19 “Lease Loan Interest” means interest calculated based on the Lease Loan Principal and the Lease Loan Interest Rate.

1.20 “Lease Loan Interest Rate” means the interest rate applicable to the calculation of the Rent based on the Lease loan Principal. The interest rate is determined by reference to the benchmark loan interest rate for the same period announced by the People's Bank of China, subject to the Lease Agreement.

1.21 “Pre-lease Interest” means the capital cost that the Lessee shall pay to the Lessor during the Pre-lease Period.

1.22 1.20 “Pre-lease Interest Rate” means the interest rate applicable to the calculation of the Pre-lease Interest based on the Lease loan Principal. The interest rate is determined by reference to the benchmark loan interest rate for the same period announced by the People's Bank of China, subject to the Lease Agreement.

1.23 1.21 “Grace Period Interest” means the capital cost that the Lessee shall pay to the Lessor during the Grace Period.

1.24 1.20 “Grace Period Interest Rate” means the interest rate applicable to the calculation of the Grace Period Interest based on the Lease Loan Principal. The interest rate is determined by reference to the benchmark loan interest rate for the same period announced by the People's Bank of China, subject to the Lease Agreement.

1.25 “Commission Fee” means the service fees charged by the Lessor to the Lessee for this financial leasing transaction. The specific amount and corresponding payment date shall be subject to the Lease Agreement.

1.26 The “Lease Security Deposit” means certain amount of funds paid by the Lessee to the Lessor to ensure that the Lessee will fulfill its obligations hereunder. The specific amount and payment date shall be subject to the Lease Agreement.

1.27 “Retention Price” means the nominal price that the Lessee should pay to the Lessor for acquiring the ownership of the Lease Items at the expiration of the Lease Term.

1.28 “Late Penalty” means the penalty charged by the Lessor to the Lessee due to the Lessee's delay in paying the Rent and other payables, which is calculated from the day on which such Rent and other payables are due as agreed to the actual payment thereof. The specific calculation method shall be subject to the Lease Schedule.

1.29 “Supply Contract” means the Equipment Procurement Contract signed by the Lessee and the Seller, Agreement on the Transfer of Rights and Obligations and related annexes.

1.30 “Seller” means the Equipment supplier under the “Supply Contract”, responsible for procuring the Lease Items.

1.31 “Lease Item Purchase Price” means the consideration paid by the Lessor for acquiring the ownership of the Lease Items under the “Supply Contract”.

1.32 “Agreement on the Transfer of Rights and Obligations” means the “Agreement on the Transfer of Rights and Obligations”(No.: HXZL-ZZ-2019166-006) and the related annexes signed and intended to be signed by the Lessor, the Lessee and the Seller, which stipulates that the Lessor shall accept the assignment from the Lessee of the rights and obligations to pay for and acquire the ownership of the Lease Items under the Equipment Procurement Contract, pay the Lease Item Purchase Price and acquire the full ownership of the Lease Items, and lease them to the Lessee for use.

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Clause 2 Transactions and Lease Items

2.1 The Lessee, based on the need for financing, conducts financing lease business with the Lessor in accordance with this Contract. The Lessor agrees to sign the Financial Leasing Contract and the Lease Schedule with the Lessee. Both Parties confirmed that the Lessee enters into a "Supply Contract" with the Seller based on its selection of the Lease Items and the Seller. The Lessor agrees to conduct financial leasing transaction with the Lessee for the Lease Items under the above-mentioned “Supply Contract”.

2.2 The Lessor, the Lessee, and the Seller sign the "Agreement on the Transfer of Rights and Obligations", which stipulates that the Lessor shall accept the assignment from the Lessee of the rights and obligations to pay for and acquire the ownership of the Lease Items under the Supply Contract, pay the Lease Item Purchase Price and acquire the full ownership of the Lease Items. Both Parties confirm that when the Lessor pays the Seller the first Lease Item Purchase Price in accordance with the Supply Contract, the ownership of the Lease Items is transferred from the Seller to the Lessor and the Lease Items are leased out by the Lessor to the Lessee. The Lessee agrees to lease the Lease Items from the Lessor and perform all obligations and liabilities in accordance with the Lease Agreement and the Pre-lease Interest/Grace Period Interest/Rent Payment Form, including the payment of the Rent to the Lessor.

2.3 Both Parties confirm that they only assign and accept the assignment of the rights and obligations to pay for and acquire the ownership of the Equipment in accordance with the Agreement on the Transfer of Rights and Obligations, other rights and obligations under the Supply Contract shall still be enjoyed and borne by the Lessee, and the Lessee shall abide by and perform such rights and obligations under the Supply Contract.

2.4 The Lease Items hereunder is specified in the Lease Schedule of this Contract. The Lessor may pay the purchase price in a lump sum or by installment, and will lease out the Lease Items in a one-off manner. For details, please refer to the Lease Schedule. After the Lessor pays each Lease Item Purchase Price according to the "Supply Contract", the Lease Item Purchase Price forms a leasing claim, which is subjedct to the Pre-lease Interest/Grace Period Interest/Rent Payment Form issued by the Lesssor. The aggregation of leasing claims formed by each Lease Item Purchase Price constitute the total leasing claim hereunder. After the Lease Commencement Date, the total leasing claim forms a consolidated claim, which is subject to Pre-lease Interest/Grace Period Interest/Rent Payment Form. Before the Lease Commencement Date specified in this Contract, the Lease Item shall be subject to the “List of Lease Items” in the “Agreement on the Transfer of Rights and Obligations” signed by the Lessor, the Lessee and the Seller, and listed in the “Notice of Payment” submitted by the Lessee; after the Lease Commencement Date, it shall be subject to the “List of Lease Items” set out in the Lease Item Acceptance Confirmation submitted by the Lessee.

2.5 The Lessee confirms that the Seller of the Lease Items is independently selected and determined by the Lessee, the name, model, quality, quantity, technical standard and inspection standard and method, as well as the price, delivery time and transportation arrangement of the Lease Items are all selected and determined by the Lessee upon negotiation with the Seller, without relying on the Lessor's skills and judgments, or being affected or interfered with by the Lessor, and the Lessor neither requires the Lessee to make such selection according to the Lessor's willingness, nor changes the the Lease Items and the Seller that have been selected by the Lessee. The Lessee shall bear full responsibility for its decision and selection, and under no circumstances will the Lessor bear such responsibility.

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Clause 3 Lease Item Acquisition and Purchase Price Payment

3.1 The Lessee has signed the “Equipment Procurement Contract” with the Seller and signed the corresponding “Agreement on the Transfer of Rights and Obligations” with the Lessor and the Seller according to the Lease Items and the Seller selected and determined by the Lessee, which stipulates that the Lessor shall accept the assignment from the Lessee of the rights and obligations under the "Supply Contract" regarding the payment and acquisition of Equipment ownership. Both Parties agree and confirm that the Lessor appoints the Lessee to perform, on bahlaf of the Lessor, all rights, obligations and liabilities other than the acquisition of the ownership of the Lease Items and the payment of the Lease Item Purchase Price under the Supply Contract, including but not limited to the rights and obligations under the "Supply Contract" regarding Equipment installation, commissioning, maintenance, etc. The Lessee shall bear the costs arising therefrom and corresponding consequences. If the Lessee causes any losses in performing the "Supply Contract", it shall make compensation. The Lessee confirms and agrees to the above-mentioned agreement.

3.2 The Lease Item Purchase Price hereunder is set out in the Lease Schedule. Other than the purchase price stipulated in the Agreement on the Transfer of Rights and Obligations, which shall be paid by the Lessor, the other payment obligations shall be borne by the Lessee, and the Lessee shall itself deal with the dispute and controversy with the Seller arising from the failure to comply with or perform the other payment obligations under the Supply Contract, and the Lessor shall not bear any responsibility therefor. If the actual settlement price of the Lease Items exceeds the Lease Item Purchase Price under the Agreement on the Transfer of Rights and Obligations, the difference shall be borne by the Lessee.

3.3 The Lessee agrees and confirms that although the Lessor only assumes the obligation to pay the Lease Item Purchase Price, the Lease Items under the “Supply Contract” is owned by the Lessor, and the Lessee undertakes to waive its ownership of the Lease Items under the Supply Contract and shall not claim ownership of the Lease Items on the grounds of bearing other obligations under the Supply Contract (including but not limited to the obligation to pay the subsequent project funds).

3.4 After the Lessor pays the Lease Item Purchase Price under the “Supply Contract”, it shall be deemed to have fulfilled the obligation to pay the Lease Item Purchase Price hereunder. After the payment conditions stipulated in this Contract and the "Supply Contract" is satisfied, the Lessor will review the amount stated in the "Notice of Payment" submitted by the Lessee and the Seller; if there is no error, it shall pay the Lease Item Purchase Price under the List of Lease Items in the Notice of Payment to the account designated by the Seller and/or the Lessee in a lump sum or by installment, and the Lease Item Purchase Price paid by the Lessor shall constitute the leasing claim hereunder, which is specifically subject to the content listed in the “Pre-lease Interest/Grace Period Interest/Rent Payment Form” issued by the Lessor. If any "Supply Contract" is canceled or terminated due to the fault of the Lessee, it shall constitute a fundamental breach of contract by the Lessee, and the Lessor has the right to cancel this Contract and hold the Lessee liable for breach of contract.

3.5 Both Parties confirm that all the payment conditions stipulated in the Agreement on the Transfer of Rights and Obligations shall be satisfied before the Lessor pays the Lease Item Purchase Price according to the Agreement on the Transfer of Rights and Obligations and the schedule of this Contract. The Lessor has the right to waive part of the aforementioned payment conditions at its sole discretion. Notwithstanding the foregoing, the Lessor still has the right to require the Lessee to satisfy the above-mentioned payment conditions as required by this Contract and the Agreement on the Transfer of Rights and Obligations after paying the Lease Item Purchase Price. Unless otherwise stipulated in this Contract, before the Lessor pays the Lease Item Purchase Price, the Lessee shall ensure that the payment conditions stipulated in this Contract and the Agreement on the Transfer of Rights and Obligations are satisfied, and all documents and materials provided by the Lessee to the Lessor shall remain in force and the circumstances set forth therein shall remain unchanged or, if there is any change, the Lessee has made reasonable description thereof recognized by the Lessor.

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3.6 Both Parties confirm and agree that, in addition to the Lease Item Purchase Price, other expenses for the acquisition of the ownership of the Lease Items shall be settled by the Lessee at its own expense. If the Lessee bear the aforesaid expenses, it shall not be deemed that the Lessor is in breach of the obligation to pay the Lease Item Purchase Price hereunder, nor shall it affect the Lessor's full ownership of the Lease Items. Any dispute between the Lessee and the Seller due to the payment of such expenses shall be settled by the Lessee and the Seller, and the Lessor shall not bear any responsibility therefor.

Clause 4 Delivery and Ownership of Lease Items

4.1 The Lessor is not responsible for the delivery of the Lease Items and does not bear the expenses, costs and risks associated with the delivery. The Lessee shall negotiate with the Seller directly to determine the matters concerning the delivery of the Lease Items, which shall be stipulated in the Supply Contract, including but not limited to the delivery time, place of delivery, delivery method, and expenses incurred for delivery.

4.2 The Lease Items shall be delivered directly by the Seller to the Lessee. If the place of delivery specified in the “Supply Contract” is not the place of use of the Lease Items, the Lessee shall transport the Lease Items to the place of use and bear the transportation fee, insurance premiums and other related expenses arising therefrom. On the date on which the Lessee delivers the Lease Items, the Lessee shall promptly take delivery of, inspect and accept the Lease Items and issue the Lease Item Acceptance Confirmation to the Lessor. The delivery date stated in the Confirmation of Acceptance of Leases is the date of delivery of the corresponding Lease Items. The Lessee's delay or failure to issue a "Lease Item Acceptance Confirmation" does not affect the delivery of the Lease Items and the transfer of ownership of the Lease Items, and the Lessor has the right to require the Lessee to compensate the Lessor for all the losses suffered therefrom.

4.3 Before the signing of the Agreement on the Transfer of Rights and Obligations, for the Equipment that the Seller has delivered to the Lessee (if any), the Lessee shall, on the date when the Lessor pays the first Lease Item Purchase Price, submit the "Lease Item Acceptance Confirmation” of the Equipment and the delivery note signed by the Lessee and the Seller, and the ownership of the Equipment shall be transferred to the Lessor from the date the Lessor pays the first Lease Item Purchase Price.

4.4 The Lessee shall complete the delivery of all the Lease Items and issue the Lease Item Acceptance Confirmation to the Lessor before the latest Lease Commencement Date set out in the corresponding Lease Schedule of this Contract, otherwise the Lessor has the right to cancel this Contract.

4.5 Both Parties confirm that the ownership of the Lease Items shall be transferred to the Lessor from the date when the Lessor pays the first Lease Item Purchase Price in accordance with the provisions of the Agreement on the Transfer of Rights and Obligations (the details of the Lease Items shall be subject to the Lease Item Acceptance Confirmation), the Lessee shall not claim the ownership of the Lease Items against the Lessor on the grounds that it makes payment of relevant amount (if any). During the Financing Period, the Lessor is the sole legal owner of the Lease Items, and the Lessor has the right to publicize and register the Contract and the Lease Items in the “Unified Registration Platform for Movable Property Financing ” of Credit Reference Center of the People's Bank of China, and to set an ownership label on the Lease Items. The Lessee shall actively cooperate and ensure that the label is not damaged or covered during the Lease Term.

4.6 Due to any reason not attributable to the Lessor, any third party claims rights to the Lease Items and thus causes a dispute, the Lessee shall bear the responsibility and the losses incurred therefrom by the Lessor. If the foregoing circumstances set out in this paragraph occur, it shall not affect any the debts, obligations and liabilities that the Lessee shall bear hereunder.

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4.7 Without the prior written consent of the Lessor, the Lessee shall not commit any of the following acts that endanger the Lease Items and the Lessor’s ownership thereof:

(1) To transfer, sublease, lend or otherwise dispose of the Lease Items;

(2) To set mortgages, pledges, liens or other rights restrictions on the Lease Items;

(3) To cooperate with a third party using the Lease Items as an investment or a cooperation condition;

(4) To remove the Lease Items from the place of use stated in the Lease Schedule without the consent of the Lessor;

(5) To reduce the value of the Lease Items by replacing the Lease Items, or adding or replacing parts, device, services, software, etc. thereof;

(6) To cover and destroy the ownership label set by the Lessor on the Lease Items;

(7) To indicate expressly or explicitly that the Lessee is the owner of the Lease Items or allows any other person to reasonably consider that the Lessee is the owner;

(8) To take the Lease Items as the property for the Lessee to bear its civil liability or include the Lease Items in bankruptcy property of the Lesse when it goes bankrupt;

(9) Any other act that may infringe the Lease Items and the ownership thereof.

4.8 When the Lease Items are attached to other movable property or real estate, the right of the Lessor to the Lease Items is not changed. In any case, without the consent of the Lessor, the Lessee may not transfer the Lease Items together with other movable property or real estate to which the Lease Items are attached or impose other rights restrictions thereon. At the same time, the Lessee shall obtain and retain all the certificates or documents relating to such attachment and take necessary measures to (a) prevent any creditor, mortgagee or other entity (other than the Lessor) from setting any guarantee or encumbrance on any Lease Items; and (b) ensure that the Lessor has the right to access and dismantle the Lease Items in accordance with the Lease Agreement.

4.9 At the time of signing this contract, if the Lessor is unable to register the ownership of the Lease Items due to reason attributable to laws and regulations or registration system, the fact that the Lessor is the sole legal owner of the Lease Items shall not be affected. If the ownership registration of the Lease Items can be realized within the term of the Contract, the Lessee confirms that it will unconditionally assist the Lessor to apply for the registration of ownership of the Lease Items.

Clause 5 Pre-lease Period, Pre-lease Interest, Grace Period, Grace Period Interest, Lease Term, Rent Calculation and Other Payment

5.1 Pre-lease Period, Pre-lease Interest, Grace Period, Grace Period Interest, Lease Term, Rent, Lease Loan Interest Rate, other payment calculation method, payment method, account No., etc. hereunder shall be subject to the Lease Schedule. The Lessor shall, in accordance with the Lease Item Purchase Price and the payment node as stipulated in the Agreement on the Transfer of Rights and Obligations, prepare the corresponding “Pre-lease Interest/Grace Period Interest/Rent Schedule”, which shall be affixed with the seal of and confirmed by the Lessee before the Lessor pays the amount. The Pre-lease Interest, Grace Period Interest, and Rent stated in the “Pre-lease Interest/Grace Period Interest/Rent Schedule” shall be calculated based on the Lease Item Purchase Price paid by the Lessor and the benchmark loan interest rate for the same period announced by the People’s Bank of China on the date of signing this Contract, and the estimated Pre-lease Interest, Grace Period Interest, and Rent shall be calculated in accordance with the calculation method set out in the Lease Schedule.

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Both Parties confirm that after the actual payment of the Lease Item Purchase Price, the Lessor shall, in accordance with the calculation method and payment method stipulated in the Lease Schedule, prepare the corresponding “Pre-lease Interest/Grace Period Interest/Rent Payment Form” according to each Lease Item Purchase Price and the specific Payment Date, and send it to the Lessee. The Pre-lease Interest/Grace Period Interest/Rent Payment Form, this Contract and its Lease Schedule shall constitute a Lease Agreement. Unless there is error in the calculation, the Lessee shall pay the Lessor relevant amount according to the amount, currency, time and method of payment specified in the Pre-lease Interest/Grace Period Interest/Rent Payment Form. Unless otherwise provided in this Contract, neither Party may suspend or terminate the lease of the Lease Items within the term of the Contract.

5.2 The Pre-lease Interest, Grace Period Interest, Rent and other expenses quoted hereunder include taxes. The Rent consists of the Lease Loan Principal and the Lease Loan Interest. When the Lessee pays the Pre-lease Interest, it shall calculate the interest payable for the current period according to the provisions stipulated in the corresponding Lease Agreement, and calculate the tax amount according to the applicable tax rate and the interest payable as the taxable base. The VAT amount as stated in the “Pre-lease Interest/Grace Period Interest/Rent Payment Form” shall be adjusted if the Lease Loan Interest is adjusted due to the adjustment of Lease Loan Interest Rate.

5.3 During the Pre-lease Period/Grace Period hereunder, for the Lease Item Purchase Price paid by the Lessor, the Lessee shall pay the Lessor the Pre-lease Interest/Grace Period Interest according to the Lease Loan Interest calculated according to the Lease Loan Interest Rate stipulated in the Corresponding “Pre-lease Interest/Grace Period Interest/Rent Payment Form”. The Pre-lease Interest/Grace Period Interest is calculated according to the Lease Item Purchase Price actually paid by the Lessor and the actual number of days of the Pre-lease Period/Grace Period, and the payment method of the Pre-lease Interest/Grace Period Interest and the date on which the Pre-lease Interest/Grace Period Interest starts to be calculated is stipulated in the Lease Schedule.

5.4 Both Parties confirm that the Pre-lease Interest/Grace Period Interest/Rent in the “Pre-lease Interest/Grace Period Interest/Rent Schedule” agreed in the Lease Schedule shall be the estimated Pre-lease Interest/Grace Period Interest/Rent calculated according to the estimated payment date and amount of the Lease Item Purchase Price to be paid by the Lessor, the benchmark loan interest rate for the same period announced by the People's Bank of China at that date, and the calculation method stipulated in the Lease Schedule. If the benchmark loan interest rate for the same period announced by the People's Bank of China at the Payment Date of the Lease Item Purchase Price and the Lease Commencement Date is inconsistent with the interest rate agreed in the Pre-lease Interest/Grace Period Interest/Rent Schedule, the Lessor shall adjust the amount of Pre-lease Interest/Grace Period Interest/Rent according to the benchmark loan interest rate for the same period announced by the People's Bank of China on the Payment Date of the Lease Item Purchase Price and the Lease Commencement Date, and issue the Pre-lease Interest/Grace Period Interest/Rent Payment Form to the Lessee.

5.5 After receiving the Pre-lease Interest, Grace Period Interest and Rent paid by the Lessee, the Lessor shall issue to the Lessee VAT invoice equal to the amount of the Pre-lease Interest, Grace Period Interest and Rent.

5.6 During the term of this Contract, if the benchmark loan interest rate for the same period announced by the People's Bank of China is adjusted, the Lease Loan Interest Rate, interest rate for the Grace Period and interest rate for the Pre-lease Period shall be adjusted proportionally in the same direction. The amount of the Rent, Grace Period Interest, Pre-lease Interest for the period before and covering the benchmark loan interest rate adjustment date shall remain unchanged. From the beginning of the next lease period, the Rent, Grace Period Interest, Pre-lease Interest shall be charged according to the adjusted Lease Loan Interest Rate, interest rate for the Grace Period, and interest rate for the Pre-lease Period, and the Lessor shall issue to the Lessee a Notice of Adjustment to Rent/Grace Period Interest/Pre-lease Interest. The Lessee confirms that the Lessor does not need to obtain the Lessee's consent for the above-mentioned adjustment to the Lease Loan Interest Rate, interest rate for the Grace Period, and interest rate for the Pre-leasing Period. Unless there is error in the calculation, the Lessee shall pay the Lessor the Rent, Grace Period Interest, and Pre-lease Interest according to the amount, currency, time and method of payment specified in the Notice of Adjustment to Rent/Grace Period Interest/Pre-lease Interest issued by the Lessor. If The Lessor delays in issuing or fails to issue the “Notice of Adjustment to Rent/Grace Period Interest/Pre-lease Interest, it shall not be deemed that the Lessor waives the right to adjust the Rent, Grace Period Interest, and Pre-lease Interest. The Lessor shall still have the right to adjust the Rent, Grace Period Interest, and Pre-lease Interest according to the provisions of this Clause, and require the Lessee to pay the Rent, Grace Period Interest, and Pre-lease Interest and other payables according to the adjusted amount. If the "Notice of Adjustment to Rent/Grace Period Interest/Pre-lease Interest" is inconsistent with the provisions of the Lease Schedule and the "Pre-lease Interest/Grace Period Interest/Rent Payment Form", the "Notice of Adjustment to Rent/Grace Period Interest/Pre-lease Interest" shall prevail.

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5.7 The Lessee understands and recognizes the nature of the financial leasing of this Contract. Therefore, the Lessee agrees that during the term of this Contract, if any applicable laws or regulations (or their interpretation) or financial regulatory policies or financial markets in China undergo any major changes (for example, the PBOC no longer publishes the benchmark interest rate) or it is required to comply with any requirements of any regulatory agency/government department (whether made in writing or orally), resulting in a significant increase in the cost incurred by the Lesssor for providing (or maintaining) the financial leasing transaction, a change in the basis for the calculation of the Lease Loan Interest Rate by the Lessor, and/or a significant decrease in the net income obtained by the Lessor from the financial leasing transaction described in this Contract, the Lessor reserves the right to reasonably re-determine the Lease Loan Interest Rate as stated in the financial leasing transaction and the calculation method or adjust the applicable period of interest rate to ensure that the rights and interests of the Lessor hereunder are not affected. If the above-mentioned changes in laws and regulations or the requirements of any regulatory agency/government department are retroactive, and thus cause increase in the cost of the Lessor and/or decrease in the net income of the Lessor in the retroactive period, the Lessee shall make compensation to the Lessor within fifteen working days after receiving the written notice of the Lessor. Unless there is a significant calculation error in the Lessor’s compensation requirements or the Rent calculated by the Lessor based on the re-determined Lease Loan Interest Rate, the Lessor’s written notice of payment of the Rent or the relevant compensation request issued pursuant to the re-determined Lease Loan Interest Rate shall be the decisive evidence of the Rent or compensation amount payable by the Lessee to the Lessor.

5.8 If the Lessee refuses to accept the above interest adjustment, or fails to reach a consensus with the Lessor through negotiation within 10 working days, the Lessor has the right to cancel this Contract. Under such circumstances, the Commission Fee, Rent and other fees already charged by the Lessor will not be refunded; the Lessee shall pay the Lessor the sum of the following amount: 1) outstanding and due Rent, Grace Period Interest, and Pre-lease Interest; 2) Late Penalty; 3) interest on the Lease Loan Principal in the immature Rent calculated according to the corresponding Lease Agreement to the cancellation date; 4) Lease Loan Principal in the immature Rent; 5) Retention Price; 6) other payables. After the Lessee pays the foregoing fees, the ownership of the Lease Items will be automatically transferred to the Lessee in an "As-Is" condition, which shall be dealt with by the Lessee at its own expense, and the Lessor shall not assume any responsibility or obligation arising therefrom.

5.9 Before the Lessor pays the Lease Item Purchase Price according to the “Supply Contract”, the Lessee shall pay the Lessor the Commission Fee and the Lease Security Deposit according to the calculation method and payment timeset out in the Lease Schedule. The Lessor shall not refund the Commission Fee after receiving it, and the Lease Security Deposit shall be interest free.

5.10 If the Lessee fails to perform or fully perform the obligations hereunder, the Lessor has the right to use the Lease Security Deposit to offset the amount payable by the Lessor in the following order: (1) Late Penalty; (2) Rent payable, Grace Period Interest, and Pre-lease Interest (3) agreed damages (if any); (4) other payables. The Lessor has the right to change the above repayment order at its discretion. After the above-mentioned offset, the Lessee shall promptly make up the Lease Security Deposit according to the Lessor's notice. If the Lessee fails to make up the Lease Security Deposit as required, the Lessor has the right to use the Rent or other funds paid by the Lessee thereafter to make up the Lease Security Deposit. If the Lessee does not have any amount in arrears during the performance of this Contract, the Lessor will refund the above-mentioned Lease Security Deposit to the bank account number specified by the Lessee within five working days after confirming that the Lessee has fulfilled all of its liabilities and obligations under the Lease Agreement.

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5.11 The Lessee's obligation to pay the Pre-lease Interest/Grace Period Interest/Rent and all other payables under the Contract is unconditional. All the amount payable by the Lessee hereunder shall be paid to the Lessor on time and in full. Unless otherwise provided in this Contract, the Lessee shall not claim any reduction, deduction or offset of the payables for any reason.

5.12 Both Parties agree and confirm that the account used by the Lessee to pay the Rent and other payables to the Lessor (“Lessee's Account”) and the account used by the Lessor to receive the Pre-lease Interest/Grace Period Interest/Rent paid by the Lessee (“Lessor's Account”) are subject to the Lease Schedule.

5.13 Within the performance period of this Contract, if either Party changes the account specified in the Lease Schedule, it shall notify the other Party in writing five (5) working days in advance. If the other Party fails to receive the notice in time due to the fault of the Party with change, the change will not take effect for the other party.

5.14 The Lessee shall take initiative to pay the Rent hereunder. It shall pay the Rent and other payables on time and in full to the Lessor's Account as stated in the Lease Schedule, in accordance with the time, amount and payment method set out in the Pre-lease Interest/Grace Period Interest/Rent Payment Form. Where the Lessee pays the Grace Period Interest, Rent, Commission Fee, Lease Security Deposit and other payables in advance, it shall be deemed to make payment on the due date.

5.15 The Payment Date specified in the Contract, Lease Schedule, and Pre-lease Interest/Grace Period Interest/Rent Payment Form shall be the date of receipt, and if the Payment Date is a non-banking business day, the banking business day immediately before such date shall be the Payment Date.

5.16 If the Lessor fails to receive the Pre-lease Interest, Grace Period Interest, Rent or other receivables on time and in full due to the fault not attributable to the Lessor, the Lessor has the right to request the Lessee to pay a Late Penalty for the period until the actual payment date.

Clause 6 Lease Items Quality Defect, Claims and Risk Bearing

6.1 In view of the fact that the Lessee shall select the Lease Items and the Seller based on its own needs, no representation or warranty is made by the Lessor therefor, expressly or explicitly. The Lessee shall assume full responsibility for the selection and determination of the name, quantity, performance, specifications, model, quality, delivery time, place and method, etc. of the Lease Items, and the Lessor does not assume any responsibility therefor.

6.2 If the Lease Items fails to meet the requirements of the “Supply Contract” or meet the requirements for use, including but not limited to failure to deliver or delay in delivering the Lease Items, quality defects, or the Seller’s failure to perform transportation, technical support and other obligations under the “Supply Contract” or failure to satisfy the Lessee for any reason, the Lessee shall itself make a claim directly against the Seller under the “Supply Contract”. Where the Lessor cooperate to provide relevant documents and assign relevant staff members in accordance with the reasonable requirements of the Lessee, it shall be deemed to have fulfilled the necessary assistance obligations. Any compensation and maintenance agreement between the Lessee and the Seller regarding the Lease Items shall be confirmed in writing by the Lessor in advnace and submitted to the Lessor for record in a timely manner. Any expenses and costs incurred in the above-mentioned claim process, including the costs incurred by the Lessor for assisting the Lessee in making the claim, shall be borne by the Lessee.

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6.3 During the term of this Contract, the Lessee shall be liable for compensation for the personal injury or property damage caused to the Lessor and any third party by the Lessee's possession and use of the Lease Items.

6.4 If it is unable to use the Lease Items under the circumstances described in paragraph 6.2 of this Clause, the Lessee shall take reasonable and effective measures to ensure that the Lease Items and the Lessor’s ownership thereof are not damaged

6.5 Whether or not the Lessee initiates a claim, litigation or arbitration against a third party, whether or not the Lessee obtains compensation through such claim, litigation or arbitration, and whether or not the quality defect of the Lease Items described in paragraph 6.2 of this Clause is settled effectively, the validity and performance of this Contract shall not be affected. The Lessee shall still pay the Rent and other payables in full and on time according to this Contract, and perform all other obligations hereunder.

Clause 7 Insurance

7.1 During the term of this Contract, unless otherwise agreed in the Lease Schedule, the Lessee shall, as an applicant, effect an insurance for the Lease Items at its own expenses, with the specific insurance type, time, amount, conditions, etc. being subject to the Lease Schedule.

7.2 The insurance for the Lease Items hereunder must meet at least the following conditions:

(1) The type of insurance must be approved by the Lessor and meet the requirements of national laws, policies or industry practices, and the insurance shall continue to be valid during the term of this Contract;

(2) The insurance is effected with an insurance company recognized or agreed by the Lessor;

(3) The insurance amount shall not be less than the value of the Lease Items on the Lease Commencement Date (based on the higher of the carrying amount or appraised value);

(4) The Lessor is the first beneficiary (or additional insured).

7.3 The insurance premiums incurred by the Lessee for the insurance of the Lease Items shall be borne by the Lessee. The Lessee shall submit the original insurance policy/insurance endorsement to the Lessor for custody.

7.4 The Lessee shall renew the insurance as stipulated in this Contract ten (10) working days before the expiration date of the insurance, and timely submit the original copy of the renewed insurance policy/insurance endorsement to the Lessor.

7.5 If the Lessee fails to perform the insurance obligation as stipulated in this Clause, the Lessor has the right to effect or renew the insurance on its own, and the various expenses and costs arising therefrom shall be borne by the Lessee. Both Parties confirm that the aforesaid provisions does not constitute the obligation of the Lessor to effect an insurance, and the Lessor has the right to decide whether to insure or renew the insurance. The Lessee shall pay the insurance premium and the corresponding fees to the Lessor's Account in full within three (3) working days from the date of receipt of the details of the insurance premium issued by the Lessor, if the Lessee fails to pay or fully pay such amount in time, the Lessor has the right to deduct it from the Rent and/or the Lease Security Deposit and collect a penalty as agreed, without prejudice to any claim that the Lessor may file against the Lessee.

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7.6 Without the prior written consent of the Lessor, the Lessee may not cancel or change the insured/insurance beneficiary and other insurance clauses concerning the Lessor's right and interest, nor transfer the insurance interest. The Lessor has the right to transfer the insurance interest and the Lessee shall provide necessary assistance.

7.7 After the occurrence of an insurance accident, the Lessee shall immediately notify the Lessor and the insurance company, immediately carry out loss assessment and file a claim, and take any necessary measures (including providing the Lessor with the documents required by the Lessor, completing the claim procedures, etc.) to ensure that insurance company will pay the insurance indemnity in a timely manner. Unless otherwise agreed in the Lease Schedule, the insurance indemnity for the Lease Items shall be directly and fully received by the Lessor.

7.8 The insurance insemnity shall be received and used in the following method:

(1) If the Lease Items do not suffer total loss, and the Lessee does not commit a breach of contract hereunder, the Lessor authorizes the Lessee to receive the insurance indemnity and the Contract shall remain valid. If the Lessee does not commit any breach of contract hereunder, the insurance indemnity shall be used to pay expenses for the repair or replacement of the Lease Items hereunder; if the Lessee has committed a breach of contract hereunder, the insurance indemnity shall be used preferentially to pay the amount owed by the Lessee or the liability for breach of contract, and the remainder shall be used to pay for expenses for the repair or replacement of the Lease Items. The Lessee shall notify the Lessor in writing of the insurance claim settlement and the use of the insurance indemnity within seven (7) working days after the end of the claim settlement.

(2) If the Lease Items suffer total loss, the Lessor has the right to terminate this Contract in advance. The Lessee is responsible for the claim settlement and the Lessor shall receive the insurance indemnity. The insurance indemnity shall be used to pay the following amount in the following order: 1) Late Penalty; 2) outstanding and due Rent, Grace Period Interest, and Pre-lease Interest; 3) interest on the Lease Loan Principal in the immature Rent calculated according to the Lease Agreement to the actual termination date; 4) Lease Loan Principal in the immature Rent; 5) Retention Price; 6) other payables.

(3) If the insurance indemnity is insufficient to pay the amount specified in the preceding paragraph the Lessee is required to pay or is insufficient to pay the expenses for the above-mentioned repair or replacement of the Lease Items, the Lessee shall make up the shortfall. If there is a surplus after the amount specified in the preceding paragraph is fully paid using the insurance indemnity, the surplus shall be owned by the Lessee.

7.9 Both Parties confirm that the Lessee's obligations and liabilities hereunder shall not be affected by the insurance invalidity and invalidation, insurance accident or insurance indemnity, and the Lessee shall still perform the obligation to pay the Rent and other payables and other obligations in accordance with the Lease Agreement.

7.10 If the Lease Items are damaged or lost under the circumstances that the Lessee fails to effect the insurance or due to the accident outside the insurance coverage, it shall be implemented in accordance with Clause 10 of this Contract.

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Clause 8 Guarantee

8.1 The guarantee method hereunder is stipulated in the Lease Schedule. The Lessee shall actively cooperate with the relevant guarantor to sign a guarantee contract with the Lessor or issue a corresponding guarantee document to the Lessor, and go through various registration procedures required for the guarantee in accordance with the provisions of laws, regulations and rules.

8.2 If in the opinion of the Lessor, the Lessee has a decrease in creditworthiness or other event that makes it necessary for the Lessor to reasonably protect its rights occurs, the Lessor may request the Lessee to increase the corresponding guarantee and the Lessee shall immediately satisfy the request.

Clause 9 Lease Items Possession, Repair, Maintenance, and Risk Bearing

9.1 During the lease term, the Lessee shall use the Lease Items at the place of use specified in the Lease Item Acceptance Confirmation, and use repair, and maintain the Lease Items in accordance with the requirements of the Lessor and industry practice at its own expenses, keeping them in good appearance and operating condition.

9.2 The Lessee shall use the Lease Items strictly in accordance with the use instructions, operation specifications and designed use of the Lease Items and be equipped with professional operators, the daily repair and maintenance of the Lease Items shall be carried out by professional after-sales and maintenance organizations and personnel, and the Lessee shall prepare and keep manuals or records related to the use, repair, and maintenance of the Lease Items. All the expenses, tax, etc. arising from the use, repair and maintenance of the aforementioned Lease Items shall be borne by the Lessee. If the repair and maintenance requires any replacement, addition or renewal of parts, devices and services for the Lease Items, the Lessee shall notify the Lessor in writing and provide relevant information. The new parts, devices and services after the replacement, addition or renewal automatically become part of the Lease Items and shall be owned by the Lessorr free of charge.

9.3 Within the term of this Contract, in the event of a change in national policy, if the Lease Items is forcibly eliminated, the Lessee shall provide the equipment or assets not lower than the equivalent conditions, which shall be recognized by the Lessor and become the Lease Items hereunder, and the List of Lease Items shall be changed in time. The ownership of the replaced Lease Items shall be automatically transferred to the Lessee in an "As-Is" condition, and the Lessor shall automatically obtain the ownership of the alternative Lease Items after the replacement. If the Lessee fails to replace the Lease Items in time as agreed, it shall be deemed that the Lessee has committed a fundamental breach of contract, and the Lessor has the right to hold the Lessee liable for breach of contract in accordance with the paragraph 17.2.

9.4 The place of use of the Lease Items shall be subject to the “Lease Item Acceptance Confirmation”. The Lessee may not remove the Lease Items without the prior written confirmation of the Lessor. During the Lease Term, the Lessor or its agent has the right to request on-site inspection of the place of use of the Lease Items and the status of the Lease Items, and the Lessee shall provide necessary assistance and provide the Lessor with a record of the use, repair and maintenance of the Lease Items.

9.5 The Lessee shall not alter or replace the Lease Items or otherwise impair the value or function of the Lease Items without the prior written consent of the Lessor. The Lessor has the right to stop the Lessee's act causing damage to the Lease Items and request the Lessee to take necessary remedies.

9.6 During the term of this Contract, the Lessee shall be liable for any personal injury or property damage caused by the Lease Items due to any reason not attributable to the Lessor, and the Lessor shall not bear any responsibility arising therefrom.

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9.7 The Lessee's dispute with any third party due to the use, repair and maintenance of the Lease Items does not affect its obligations to pay the Rent and other payables and other obligations hereunder.

9.8 If the Lessee loses possession of the Lease Items due to the reason not attributable to the Lessor, the Lessee shall immediately take necessary measures to request the return thereof, with the expenses incurred being borne by the Lessee, and the Lessee shall still pay the Rent and other payables in full and on time.

9.9 During the lease term, the Lessor shall not interfere with the Lessee's legal right to quietly possess the Lease Items, unless the Lessee violates this Contract.

Clause 10 Damage to and Loss of the Lease Items and Treatment

10.1 Before the date when the Lease Items are delivered by the Seller to the Lessee, the risk of damage to and loss of the Lease Items shall be borne by the Lessee and the Seller in accordance with the “Supply Contract”. From the date when the Lease Items are delivered by the Seller to the Lessee, the risk of damage to and loss of the Lease Items shall be borne by the Lessee, including but not limited to the risks within the insurance coverage, risks outside the insurance coverage, and the risk of failure to effect an insurance. If the Lease Items are damaged or lost, the Lessee's obligation to pay the Rent and other obligations hereunder will not be affected.

10.2 If the Lease Items do not suffer total loss, or suffer total loss, but can be replaced by equipment or assets not lower than the equivalent conditions, the Lessee shall immediately notify the Lessor in writing, and the Lessor has the right to choose any of the following method, with the Lessee being responsible for dealing with it and paying all the expenses. Under such circumstances, the Contract remains valid, and the Lessee should still perform the obligation to pay the Rent and other payables and other obligations under the Lease Agreement:

(1) Restoring or repairing the Lease Items to a state in which it can be used normally;

(2) Replacing the Lease Items with equipment or assets recognized by the Lessor and not lower than the equivalent conditions (including but not limited to equivalent specifications, quality, performance and value). These alternative equipment or assets are automatically and immediately become the Lease Items owned by the Lessor hereunder. The Lessee shall provide the relevant supporting documents of the alternative Lease Items at its own expense to assist in registering ownership thereof or going through change procedures (if required). The replaced Lease Items shall be automatically transferred to the Lessee in an "As-Is" condition, which shall be handled by the Lessee at its own expense. The Lessor does not assume any responsibility or obligation arising therefrom

(3) If the Lessee fails to perform the obligation to repair or replace the Lease Items as described above, it shall be deemed that the Lessee has committed a fundamental breach of contract, and the Lessor shall have the right to hold the Lessee liable for breach of contract in accordance with paragraph 17.2, and require the Lessee to pay all the outstanding and due Rent, immature Rent, Late Penalty, retention price and other payables. After the Lessee pays the above-mentioned amount in full, the ownership of the Lease Items (if any) will be automatically transferred to the Lessee in an "As-Is" condition, which shall be dealt with by the Lessee at its own expense, and the Lessor shall not assume any responsibility or obligation arising therefrom.

10.3 If the Lease Items suffer total loss, are lost or irreplaceable, the Lessee shall immediately notify the Lessor in writing, and both the Lessor and the Lessee shall have the right to cancel this Contract, and the Commission Fee, Rent and other fees already charged by the Lessor will not be refunded; the Lessee shall make compensation and pay the Lessor the sum of the following amount: 1) outstanding and due Rent; 2) Late Penalty; 3) Lease Loan Interest in the immature Rent calculated according to the Lease Agreement to the cancellation date; 4) Lease Loan Principal in the immature Rent; 5) Retention Price; 6) other payables. The ownership of the residual Lease Items lost or suffering total loss will be automatically transferred to the Lessee in an "As-Is" condition, which shall be dealt with by the Lessee at its own expense, and the Lessor shall not assume any responsibility or obligation arising therefrom.

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Clause 11 Right of Retention and Transfer of Ownership at Expiration

11.1 Both Parties hereto unanimously confirm that after the expiration of the Lease Term, the Lease Items shall be purchased by the Lessee in accordance with the Retention Price of the Lease Items as stipulated in the schedules of this Contract.

11.2 Both Parties confirm and agree that after the expiration of the Lease Term hereunder and the Lessee has paid off all the Rent, Lease Term and other amount payable to the Lessor hereunder and fulfilled all other obligations, the Lessee shall obtain the ownership of the Lease Items in an "As-Is" condition. The Lessor does not make any representation or warranty regarding the performance and contitions of the Lease Items at that time.

11.3 After the ownership of the Lease Items is transferred to the Lessee, the Lessor shall cooperate with the Lessee to go through procedures for obtaining the ownership of the Lease Items, including but not limited to the issuance of the Notice of Transfer of Ownership to the Lessee, and the relevant taxes and fees (if any) arising from the transfer of ownership of the Lease Items shall be borne by the Lessee.

Clause12 Special Circumstances and Related Provisions

12.1 During the term of this Contract, under any of the following circumstances, the Lessee shall promptly notify the Lessor in writing and, in accordance with the requirements of the Lessor, provide appropriate guarantees and take effective remedies satisfactory to the Lessor. Otherwise, the Lessor has the right to take the remedies specified in this Contract and require the Lessee to bear the liability for breach of contract hereunder or to compensate the Lessor for all losses arising therefrom:

(1) The Lessee's operating conditions deteriorate significantly;

(2) The Lessee ceases production, suspends business, carries out merger, separation, asset restructuring, or equity merger and acquisition, is involved in major legal litigation/dispute, or goes bankrupt, or its business license is revoked:

(3) The Lessee transfers property or secretly withdraws funds to avoid debts;

(4) The Lease Items are frozen, detained, retained, executed, or seized, or other events that affect their normal operation occur;

(5) The Project involved in this Contract violates relevant national laws, regulations, rules or industrial policies;

(6) The above-mentioned (1) to (3) circumstances occur to the guarantor or the value of the mortgaged (pledged) assets is seriously impaired, affecting the exercise of the rights of the mortgagee (pledgee);

(7) Occurrence of other events that may significantly affect the normal repayment of the debts hereunder.

12.2 During the term of the contract, if the Lease Items are forcibly acquired, requisitioned or expropriated by the government, the Lessee shall immediately notify the Lessor in writing, and the Lessor shall have the right to immediately cancel this Contract, and the Commission Fee, Grace Period Interest, Rent and other fees already charged by the Lessor will not be refunded; the Lessee shall make compensation and pay the Lessor the sum of the following amount: 1) outstanding and due Rent, Grace Period Interest and Pre-lease Interest; 2) Late Penalty; 3) Lease Loan Interest in the immature Rent calculated according to the Lease Agreement to the cancellation date; 4) Lease Loan Principal in the immature Rent; 5) Retention Price; 6) other payables.

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12.3 After the Lessor has received all the above-mentioned amount from the Lessee, the lease agreement concerning the Lease Items that have been requisitioned or expropriated shall be terminated, and the ownership of the Lease Items that have been requisitioned or expropriated shall be automatically transferred to the Lessee in a "As-Is" condittion. The relevant expenses shall be borne by the Lessee, and the Lessor shall not assume any responsibility or obligation arising therefrom. If the Lessee fails to notify in time, the Lessor has the right to require the Lessee to compensate for all the losses caused thereby to the Lessor and to assume the liability for breach of contract hereunder.

12.4 Any form of compensation or consideration paid by a government department for expropriation or requisition shall first be used to pay all the amount payable by the Lessee specified in paragraph 12.2 of this Clause. If there is any surplus, the surplus shall be owned by the Lessee.

12.5 Both Parties confirm that if the Contract is invalidated or revoked, the ownership of the Lease Items shall be automatically transferred to the Lessee in an "As-Is" condition, the relevant expenses shall be borne by the Lessee, the Lessor shall not bear any responsibility and obligation arising therefrom, nor shall it refund the Commission Fee, Rent and other fees already charged by the it, and the Lessor shall have the right to require the Lessee to pay the following amount: 1) outstanding and due Rent, Grace Period Interest, and Pre-lease Interest; 2) Late Penalty; 3) Lease Loan Interest in the immature Rent calculated according to the corresponding Lease Agreement to the termination date; 4) Lease Loan Principal in the immature Rent; 5) Retention Price; 6) other payables.

12.6 If the "Supply Contract" is invalidated or revoked due to the reason not attributable to the Lessor, or the Lease Items cannot be delivered on the latest Lease Commencement Date, the Lessor and the Lessee shall negotiate a solution; if the negotiation fails, the Lessor or the Lessee has the right to cancel this Contract, and the ownership of the Lease Items that have been delivered shall be automatically transferred to the Lessee in an "As-Is" condition; the Lessor will not refund the Commission Fee, Grace Period Interest, Rent and other fees already charged by it, and shall have the right to require the Lessee to compensate the Lessor for all the losses suffered by the Lessor and pay the compensation, which shall include the sum of the following amount: 1) Late Penalty; 2) Pre-lease Interest/Grace Period Interest/Lease Loan Interest on the entire Lease Loan Principal calculated according to the corresponding Lease Agreement to the cancellation date; 3) entire Lease Loan Principal; 4) Retention Price; 5) other payables.

Clause 13 Notice, Service and Assistance

13.1 Any notice hereunder shall be made in writing and, unless otherwise stated, notices hereunder shall be made by letter, personal delivery or fax. Both Parties designate the address stated in this Contract as the communication and contact address.

13.2 If any Party's communication address or other contact information changes, the Party shall timely notify the other Party in writing, otherwise the changes will not take effect for the purpose of this Contract.

13.3 Both Parties agree that any notice or document issued by either Party hereunder shall be delivered to the communication address set out in this Contract and shall be deemed to have been made or served under the following circumstances:

(1) If sent by letter, the fifth (5) working day after the letter is sent by a registered mail to the address specified in this Contract;

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(2) If sent by personal delivery, the date on which the receipient signs off upon receipt;

(3) If sent by fax, when the transmission of the fax is confirmed by the transmission receipt, provided that the transmission receipt shall indicate the correct fax number and number of fax pages, no transmission error (or similar) information is displayed.

13.4 The Lessee agrees that the summons and notices issued under any litigation initiated against it shall be deemed to have been served as long as they are sent to the Lessee's address as stated in this Contract.

13.5 During the term of this Contract, the Lessee shall perform the following notification and assistance obligations toward the Lessor:

(1) The Lessee shall provide the Lessor with a copy of its annual financial report and annual audit report affixed with the official seal of the Lessee within fifteen (15) working days after the completion of such reports;

(2) The Lessee shall provide reports on the use, repair and maintenance of the Lease Items within fifteen (15) working days after the end of each fiscal year;

(3) The Lessee shall notify the Lessor in writing at least thirty (30) working days prior to changing its name, organizational structure, legal representative, registered address or main business office;

(2) If the Lessee ceases production, suspends business, carries out merger, separation, asset restructuring, or equity merger and acquisition, is involved in major legal litigation/dispute, or goes bankrupt, or its business license is revoked, it shall notify the Lessor in writing within five (5) working days after the occurrence thereof;

(5) If any other event that has a material adverse effect on the Lessee's performance hereunder occurs, the Lessee shall immediately notify the Lessor.

13.6 The Lessee confirms that the Lessor has the right to require the Lessee to provide other information required by the Lessor or to cooperate in other work from time to time according to the post-lease management of the financial leasing transaction hereunder, without prejudice to the normal operation of the Lessee.

Clause 14 Taxes and Fees

14.1 The Lessor agrees to pay the stamp duty, VAT applicable to financial leasing industry and surcharges, and income tax payable by it on the financial leasing transaction hereunder in accordance with the relevant laws and regulations of the People's Republic of China.

14.2 The Lessee agrees that, except for the taxes and fees specified in paragraph 14.1, it shall bear other taxes and fees levied by the competent tax authorities on the financial leasing transaction hereunder in accordance with the relevant laws and regulations of the People's Republic of China which are in force and promulgated and/or amended from time to time. In addition, all taxes and fees (if any) incurred in the transfer of the Lease Items hereunder shall be borne by the Lessee, including taxes and fees that may be payable by the Lessor for the transfer of ownership at expiration of the Contract set out in the Contract and the Lease Schedule, and for the Lessor’s disposal of the Lease Items due to the default of the Lessee. If the Lessor is required to pay the relevant taxes and fees for the reasons mentioned above, the Lessee shall pay the Lessor in full within five (5) working days after receiving the tax payment certificate of the Lessor If the Lessee refuses to pay such amount, the Lessor has the right to include the amount in the debt receivable and calculate the corresponding Late Penalty.

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Clause 15 Representation and Warranty

15.1 Representation and Warranty of the Lessor

(1) The Lessor is a non-bank financial institution legally established and existing under the laws of the People's Republic of China. It has an independent legal person status and has the qualification to engage in financial leasing business.

(2) The Lessor has completed all necessary internal measures required to sign and perform this Contract, which comply with the company's articles of association, business scope specified in the business license and relevant laws and regulations;

(3) The Lessor has obtained all the approvals, permits or consents of competent government departments and third parties required to complete and execute this Contract;

(4) The Lessor shall notify the Lessee in writing at least thirty (30) working days prior to changing its name, organizational structure, legal representative, registered address or main business office;

(5) During the Lease Term, if the Lessee does not commit any breach of contract, the Lessor undertakes that the Lessee’s legal possession and use of the Lease Items will not be affected;

(6) The Lessor has carefully read all the terms of this Contract and all its schedules and annexes, fully understood the meaning of each clause and signed this Contract based on its true meaning.

15.2 Representation and Warranty of the Lessee

(1) The Lessee is a company legally established and existing under the laws of the People's Republic of China. It has an independent legal person status and has the capacity for civil conduct and civil liability appropriate to the business scope stated in its business license, being a qualified party;

(2) The Lessee has completed all necessary internal measures required to sign and perform this Contract, which comply with the company's articles of association, business scope specified in the business license and relevant laws and regulations;

(3) The Project involved in this Contract comply with the provisions of laws and regulations and have obtained the approval of all relevant national departments, which will continue to be valid during the Lease Term hereunder;

(3) The Lessee has obtained all the approvals, permits or consents of competent government departments and third parties required to complete and execute this Contract, and the approval documents are complete and valid

(5) There is no pending dispute, claim or legal proceeding between the Lessee and the Seller under the “Supply Contract”. The Lessee or the Seller do not commit and are not found to commit any breach of contract under the “Supply Contract” which may result in the termination or cancellation of the Supply Contract;

(6) The Lessee undertakes that it shall, at its own expenses, pay the amount other than the Lease Item Purchase Price paid by the Lessor (if any) under the “Supply Contract”, and obtain the VAT invoice of some auxiliary facilities payable by the Lessee. The payment of such amount does not affect the Lessor's ownership of the entire Lease Items, and the Lessor has the sole and complete ownership of the Lease Items.

(7) The Lessee undertakes that, unless otherwise agreed in the Lease Schedule, it shall, at its own expenses, effect all risks and machine damage insuance for the Lease Items with an insurance company that is recognized by the Lessor; the insurance amount shall at least cover the total purchase price of the Lease Items or the higher of the carrying amount or appraised value of the Lease Items on the Lease Commencement Date. The validity of the insurance shall cover the whole term of the lease contract (other relevant insurance requirements shall be subject to the provisions of the main text of the Financial Leasing Contract) and the insurance shall be kept valid throughout the Lease Term;

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(8) The Lessee undertakes to ensure that the amount paid by the Lessor shall be earmarked for the purchase of the Lease Items, and it is not allowed that the Seller and the Lessee use such amount for other purposes.

(9) During the lease term, the Lessee undertakes that the Lessor has complete and sole ownership of the Lease Items hereunder, and the Lessee undertakes that no mortgage, lien, lease or other encumbrance of any form will be set on the Lease Items, and no third party has any recourse for the Lease Items; any contract or rights and obligations between the Lessee and other third party shall not affect the validity of this Contract;

(10) Without the prior written consent of the Lessor, the Lessee and the Seller shall not change the amount of the Lease Item Purchase Price, payment method, conditions of delivery of the Lease Items, requirements, etc., or cancel the "Supply Contract" in advance;

(11) The Lessee undertakes not to impose any restrictions on any rights and interests under the Supply Contract, including but not limited to setting any guarantee, or any transaction or debt that may hinder or affect the Lessor's exercise of the ownership of the Lease Items;

(12) Any materials and documents submitted by the Lessee to the Lessor in accordance with the provisions of this Contract are legal, true and complete, all copies are consistent with the original, and the signatures and seals in all materials and documents are true and valid;

(13) During the term of this Contract, the Lessee shall exist legally and validly. If the Lessee’s operating period is about to expire, it shall update the operating period before expiration to ensure that the operating period is not shorter than the Lease Term;

(14) The Lessee is eligible to use the Lease Items, and it uses the Lease Items within the scope of business specified in the company's articles of association and business license, for lawful purposes. The Project where the Lease Items is located is legal and has been approved by the competent department;

(15) During the term of the Contract, the Lessee agrees to cooperate in the Lessor's post-lease management, including inquiry about and inspection of the Lessee's day-to-day operation and use of the Lease Items, and provide corresponding information according to the Lessor's requirements;

(16) The Lessee confirms and agrees that after the Contract is signed, the Lessor will register the financial leasing transaction under this Contract on the "Unified Registration Platform for Movable Property Financing” of Credit Reference Center of the People's Bank of China;

(17) The Lessee confirms that it irrevocably authorizes the Lessor to inquire, use, and retain its credit information during this transaction in accordance with the relevant laws and regulations of China, through the PBOC Enterprise Credit Information Database, Financial Credit Information Database and other credit information agency established by competent credit reference department;

(18) The Lessee confirms that it irrevocably authorizes the Lessor to inquire, use, and retain its basic information, business information, etc. related to this transaction during this transaction through the Lessor's shareholders, its branches and subsidiaries;

(19) The Lessee agrees to satisfy other conditions as stipulated in the Lease Schedule of this Contract required by the Lessor for this transaction, and recognizes the obligation to pay the Rent and other amount listed in the Lessor's "Rent Payment Schedule" calculated in accordance with the Lease Schedule of this Contract.

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The Lessee has carefully read all the terms of this Contract and all its schedules and annexes, fully understood the meaning of each clause and signed this Contract based on its true meaning. The Lessor has taken reasonable measures to bring the Lessee's attention to and explain the clauses in this Contract that attempt to exempt or limit the liability of the Lessor.

Clause 16 Liability for Breach of Contract

16.1 Under any of the following circumstances, the Lessee shall constitute a breach of contract hereunder:

(1) The Lessee fails to pay any due Rent, Commission Fee, Lease Security Deposit or other payables on time and in full;

(2) The Lessee fails to provide the guarantee in accordance with the Lease Agreement, or fails to go through relevant guarantee registration procedures as scheduled;

(3) The Lessee fails to perform the obligations related to the Lease Items insurance, insurance renewal, and claim settlement in accordance with Clause 7 of this Contract and the Lease Schedule;

(4) The Lessee fails to reasonably use, repair and maintain the Lease Items in accordance with Clause 9 of this Contract;

(5) The representations, warranties or other written statements made by the Lessor hereunder prove to be false, untrue or materially misleading;

(6) The Lessee commits any prohibited act as stipulated in Clause 4, paragraph 4.7 of this Contract without the prior written consent of the Lessor;

(7) The Lessee violates notification and assistance obligations as stipulated in Clause 13 of this Contract;

(8) The Lessee has acted in violation of other provisions in this Contract or other contracts signed between the Lessee and the Lessor.

(9) The Lessor has reasonable grounds to believe that an event that affects the solvency or the normal performance of this Contract of the Lessee has occurred or may occur to the Lessee

16.2 Under any of the following circumstances, the Lessee shall constitute a fundamental breach of contract hereunder:

(1) The Lessee delays for 30 days or cumulative 60 days to pay any due Rent, Commission Fee, Lease Security Deposit or other payables in full;

(2) Under the circumstances specified in paragraph 16.1 of this Cluase, the Lessee fails to make a correction within one month after the Lessor has lodged a notice;

(3) The Lessee violates the obligations set out in Clause 4 and Clause 9 of this Contract and fails to correct or remedy it after the written notice of the Lessor;

(7) The Lessee violates notification and assistance obligations as stipulated in Clause 13 of this Contract and the representations and warranties specified in Clause 15, paragraph 15.2, whcih seriously endangers the Lessor’s claims

(5) The Lessee violates the provisions of paragraph 9.3 of Clause 9, paragraph 10.2 of Clause 10, paragraph 12.1 of Clause 12 of this Contract and the supplemental provisions of Clause 7 of the Lease Schedule;

(6) Due to the fault of the Lessee, the Lessee fails to fulfill the obligation to receive all the Lease Items before the latest Lease Commencement Date set out in the Lease Agreement and complete the lease related matters;

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(7) The Lessee unilaterally cancels the Lease Agreement early in an express or explicit manner in violation of the Lease Agreement;

(8) The Lessee commits a breah of contract under any “Supply Contract” and thus the corresponding “Supply Contract” is cancelled by the Lessor or the Seller.

16.1 Under any of the following circumstances, the Lessor shall constitute a breach of contract hereunder:

(1) The Agreement on the Transfer of Rights and Obligations is cancelled or invalidated and revoked due to the fault of the Lessor;

(2) During the Lease Term, the Lessee is unable to possess or use the Lease Items due to the fault of the Lessor.

(3) The Lease Item Purchase Price under the “Supply Contract” is not paid in full and on time due to the fault of the Lessor.

Clause 17 Remedy for Breach of Contract

17.1 If a breach of contract described in Clause 16, paragraph 16.1 of this Contract occurs to the Lessee, the Lessor has the right to take one or more of the following measures:

(1) Requiring the Lessee to take remedial measures or provide supplemental guarantees satisfactory to the Lessor within the specified time limit, and bear the expenses incurred thereby;

(2) Requiring the Lessee to immediately stop using the corresponding or all Lease Items;

(3) Requiring the lessee to pay a penalty in accordance with the Lease Agreement and compensate the Lessor for the losses suffered thereby;

(4) Requiring the guarantor to perform the compensatory obligation on the debt arising from the Lessee's default;

(5) Other remedies permitted by law.

17.2 If a breach of contract described in Clause 16, paragraph 16.2 of this Contract occurs to the Lessee, the Lessor has the right to take one or more of the following measures, in addition to the right to exercise the remedy in accordance with paragraph 17.1 of this Clause:

(1) Canceling the Lease Agreement or this Contract;

(2) Requiring the Lessee to return the corresponding or all of the Lease Items immediately or take back the corresponding or all of the Lease Items without resorting to the judicial proceeding, including but not limited to directly accessing to the place of use of the Lease Items and possessing and transferring them;

(3) Requiring the Lessee to pay corresponding or all the outsatnding and due Rents, immature Rents, Late Penalty, Retention Price and other payables under the Lease Agreement. The Lessor has the right to determine the priority of payment of the above amounts;

(4) Claiming a security right against the Lessee or a third party and requieing them to fulfill the compensatory obligations on the debt under paragraph 17.2, item (3) and paragraph 17.3;

(5) Other remedies permitted by law.

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17.3 All taxes and related expenses incurred by the Lessor from the exercise of the remedy for breach of contract hereunder (including but not limited to the cancellation of the Lease Agreement or requiring returning, taking back, repairing, or disposing of the Lease Items) or from the enforcement of the Lessee’s obligations under the Lease Agreement (including but not limited to litigation fees, appraisal fees, and attorney fees) shall be borne by the Lessee.

17.4 If the Lessor claims to take back the Lease Items, the Lessor shall have the right to require the Lessee to compensate the Lessor for all the losses after taking back the Lease Items (for the avoidance of doubt, the losses include the difference between the value of the Lease Items and the amount mentioned in paragraph 17.2, item (3) and paragraph 17.3 of this Clause. Both Parties confirm that when the Lessor takes back the Lease Items, the value of the Lease Items shall be determined by a qualified appraisal or auction institution appointed by the Lessor).

17.5 The Lessor's exercise of remedy for breach of contract stipulated in this Clause shall not affect the other rights that the Lessor enjoys hereunder, nor shall it affect other obligations that the Lessee shall bear hereunder.

17.6 If the Lessor cancels this Contract, the “Agreement on the Transfer of Rights and Obligations” shall be terminated accordingly, and the Lessor shall not bear any responsibility to the Lessee or the Seller. The Lessee shall itself bear the liability for breach of contract in accordance with the provisions of the Supply Contract.

17.7 If the Agreement on the Transfer of Rights and Obligations or the Supply Contract is canceled prior to this Contract due to the fault not attributable to the Lessor, the Lessor has the right to cancel this Contract. The Lessor shall not assume any responsibility to the Lessee and the Seller. The Lessee shall compensate the Lessor for all losses under the Agreement on the Transfer of Rights and Obligations and this Contract. In addition, if the Seller suffers any loss, the Lessee shall bear full responsibility to the Seller and ensure that the Lessor does not bear any responsibility or obligation arising therefrom

17.8 If a breach of contract described in Clause 16, paragraph 16.3 of this Contract occurs to the Lessor, the Lessee has the right to take one or more of the following measures:

(1) Requiring the Lessor to compensate the Lessee for all economic losses suffered therefrom;

(2) Requiring that the Contract is canceled and the Lessor shall compensate the Lessee for all the economic losses suffered by the Lessee; the Lessee shall, according to the Lease Loan Principal in the unpaid Rent and the Retention Price set out in this Contract, pay the corresponding consideration for the Lease Items, and the ownership of the Lease Items shall be transferred to the Lessee in an "As-Is" condition.

Clause 18 Early Termination

18.1 During the Lease Term, the Lessee has the right to apply in writing for early termination of the Lease Agreement. After the written consent of the Lessor and all the following conditions are met, part or all of the Lease Agreement hereunder shall be terminated early on the first Payment Date of the Rent thereafter (“Early Termination Payment Date”):

(1) No breach of contract by the Lessee occurs or exists under this Contract;

(2) The Lessee shall notify the Lessor in writing at least thirty (30) working days in advance;

(3) The Lessee pays the following amount to the Lessor before the Early Termination Payment Date: 1) all outstanding and due Rents and Late Penalty as of the Early Termination Payment Date; 2) all immature Lease Loan Principal; 3) Lease Item Retention Price; 4) early termination fee (if any) (early termination fee is subject to the provisions of the Lease Schedule); 5) tax and other expenses arising from early termination.

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18.2 After the Lessor receives all the above-mentioned amount, the Lease Agreement shall be terminated early, the ownership of the Lease Items under the Lease Agreement shall be transferred to the Lessee in an "As-Is" condition, and the Lessor shall issue a Notice of Transfer of Ownership to the Lessee.

Clause 19 Force Majeure

19.1 In case of force majeure events, including war, terrorist attacks, earthquakes, fires, typhoons, changes in government policies or other events that are unpredictable and uncontrollable by any Party hereto and whose occurrence and consequences cannot be prevented or avoided, the party that is affected by the force majeure event and unable to perform its obligations hereunder shall immediately notify the other Party in writing (not later than seven (7) days after the occurrence of the force majeure event) and provide proof of the force majeure event and associated losses, and take remedial measures to reduce losses and prevent the increase of losses.

19.2 If a Party suffering from a force majeure event fails to provide supporting documents in accordance with paragraph 19.1 of this Clause, the other Party has the right to reasonably hold that it does not suffer from a force majeure event, and the Party that suffers from the force majeure event shall immediately resume the performance of this Contract.

19.3 Depending on the extent of the impact of the force majeure event, the parties concerned shall decide upon negotiation whether to delay the performance of or terminate this Contract. If the force majeure event lasts for more than sixty (60) days, causing that a Party is unable to continue to perform the obligations hereunder, either Party has the right to notify the other Party in writing to cancel this Contract, and the Commission Fee, Rent and other fees already charged by the Lessor will not be refunded; the Lessee shall make compensation and pay the Lessor the sum of the following amount: 1) outstanding and due Rent; 2) Late Penalty; 3) Lease Loan Interest in the immature Rent calculated according to the corresponding Lease Agreement to the cancellation date; 4) Lease Loan Principal in the immature Rent; 5) Retention Price; 6) other payables. After the Lessee has fulfilled the above-mentioned payment obligations, the ownership of the Lease Items shall be automatically transferred to the Lessee in an "As-Is" condition.

19.4 During the period of force majeure, if the Party suffering from the force majeure event fails to perform or delays the performance of the obligations hereunder due to the force majeure, part or all of the liability for breach of contract may be exempted. However, the Party suffering from the force majeure event may not request exemption from the obligations that should be performed hereunder, including but not limited to Rent payment obligations.

19.5 After the end of force majeure, the Party suffering from a force majeure event shall immediately notify the other Party. The parties concerned shall continue to perform the obligations hereunder after the end of force majeure, and the term of the Contract shall be extended accordingly.

Clause 22 Confidentiality

20.1 Unless otherwise provided in this Contract, the parties concerned shall be obliged to keep confidential the business secrets obtained by signing and performing this Contract. If any Party fails to perform its confidentiality obligations and thus causes any disclosure of the contents of this Contract, the breaching party shall immediately stop any violation of obligation hereunder upon written request of the non-breaching party and take measures to eliminate any adverse effects caused thereby. Otherwise, the non-breaching party has the right to take reasonable measures to eliminate such effects, and the breaching party shall compensate for all the losses caused to the other Party and bear the costs incurred therefrom.

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20.2 Each Party hereto have the right to provide information related to this Contract to the qualified institutions or individuals for inquiry and use at the request of judicial departments (including court, procuratorate, and public security organ), government departments or financial regulatory agencies.

Clause 21 Entry into Force of the Contract, and Change, Termination and Transfer of Contractual Rights and Obligations

21.1 This Contract shall become effective upon signature and seal by the legal representatives or authorized representatives of both Parties.

21.2 After this Contract takes effect, all “Supply Contract” signed subsequently for the supply of the Lease Items shall become an annex to this Contract and become an integral part of this Contract.

21.3 After this Contract becomes effective, neither Party hereto may change it or cancel it in advance. Any amendments, changes, additions or cancellations of this Contract shall be agreed upon by both Parties hereto and a written agreement shall be reached. Such written agreement shall be an integral part of this Contract and have the same legal effect as this Contract.

21.4 During the term of this Contract, the Lessee may not assign the rights and obligations under this Contract or any Lease Agreement without the prior written consent of the Lessor. Without prejudice to the Lessee’s quiet possession of the Lease Items, the Lessor has the right to transfer or pledge part or all of its rights hereunder to a third party, or mortgage the Lease Items to a third party, or set other encumbrance on the Lease Items, without the consent of the Lessee. At the request of the Lessor, the Lessee shall provide relevant supporting materials and actively cooperate with the Lessor to exercise the above rights.

21.5 This Contract shall be made in six copies, with each party holding three copies, and each copy shall have the same legal effect.

Clause 22: Applicable Law and Dispute Settlement

22.1 This Contract shall be governed by and construed in accordance with the laws of the People's Republic of China.

22.2 If any dispute concerning this Contract cannot be settled through friendly negotiation between the two Parties, both Parties agree to file a lawsuit in the people's court with jurisdiction over the place where this Contract is signed. During the settlement of the the dispute, the parties concerned shall continue to perform the terms that are not contentious

Clause 23 Notarization and Enforcement

23.1 The Lessor has the right to decide on the relevant matters concerning the application for enforcement notarization of the Contract to the notary public office prescribed by the competent government department. Each party concerned confirm that it has a complete and clear understanding of the meaning, content, procedures, and effectiveness of the enforcement notarization. Upon notarization, the Contract shall be enforceable. If the Lessee fails to perform or fails to properly perform the obligations stipulated in this Contract, the Lessor has the right to apply directly to the competent people's court for enforcement without a litigation, and the Lessee and the guarantor bearing joint liability shall ensure that they actively cooperate in and accept the enforcement of the people's court without a litigation.

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23.2 The Lessee confirms that it has a complete and clear understanding of the meaning, content, procedures, and effectiveness of the enforcement notarizationthe specified in relevant laws and regulations; upon notarization, this Contract shall become an enforceable debt instrument.

23.3 The Lessee undertakes to accept that the scope of debts executed forcibly by the people's court includes, but is not limited to, Pre-lease Interest, Grace Period Interest, penalty, damages, all Rents (including outstanding and due Rent and immature Rent), Retention Price, expenses incurred by the Lessor to recover the claims hereunder (including but not limited to attorney fees, execution fees, notary fees, appraisal fees, transportation expenses, etc.), and other payables as stipulated in this Contract.

23.4 Execution object verification and confirmation. The Lessee agrees that the notary public office shall verify the performance of the debt by any of the following verification methods to determine the execution object: (1) telephone (including SMS) verification, subject to contact number stated in this Contract and reserved in the notary public office; (2) mailing verification, subject to communication address stated in this Contract and reserved in the notary public office; (3) email verification, subject to email address stated in this Contract and reserved in the notary public office. The Lessee undertakes that it will notify the responsible notary of the notary public office in writing if there is any change to the above-mentioned contact number, communication address and email address. Otherwise, the contact information shall be subject to the statement of this Clause, and the Lessee shall bear the liability for failure to notify. The Lessee agrees that under the following circumstances, the notary public office may issue an “Executiion Certificate” according to the unilateral request of the Lessor and supporting materials provided by the Lessor: (1) the notary public office fails to contact the Lesssee using all the above-mentioned contact information; (2) the Lessee raises an objection to the request of the Lessor and supporting materials provided by the Lessor, but fails to provide contrary evidence or sufficient contrary evidence within three working days after receiving the verification notice from the notary public office; (3) the Lessee raises no objection to the request of the Lessor and supporting materials provided by the Lessor.

23.5 This Clause applies in preference to the terms of this Contract regarding dispute settlement.

23.6 The cost of notarization and the cost of applying for enforcement shall be borne by the Lessee and the Guarantor.

Clause 24 Miscellaneous

24.1 The headings of the sections, clauses and attachments hereunder are for convenience only and are not used as a basis for the contents under the heading and do not affect the interpretation of this Contract.

24.2 All obligations of the Lessee hereunder are continuous and are fully binding on the successor, agent, receiver, and assignee of the Lessee and the alternative entity after merger, reorganization and change of name.

24.3 If any provision of this Contract is found to be invalid, illegal or unenforceable, it shall not not affect the validity, legality and enforceability of the other provisions thereof.

24.4 The waiver of any rights or remedies by the Lessor must be made in writing. The delay of or failure to exercise any right or remedy by the Lessor shall not be deemed a waiver of such remedy or right.

(Signature Page Below)

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(Signature Page)

Each Party hereto has read, fully understood and agreed to all the terms and conditions. In witness whereof, the Parties hereto have caused this Contract to be executed as follows:

Lessor: Huaxia Financial Leasing Co., Ltd. (seal)

Legal representative or authorized representative (signature):

Date: October ____, 2019            日

Lessee: Xingren County Almaden New Energy Co., Ltd. (seal)

Xingren County Almaden New Energy Co., Ltd. (seal)

Legal representative or authorized representative (signature): Zhou Feng

Date: October ____, 2019          日

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